UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2018

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507

(Address of Principal Executive Offices)  (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Placement Agency Agreement

On June 22, 2018, Sigma Labs, Inc. (“we,” “us,” “our,” “Sigma,” or the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Dawson James Securities, Inc., as exclusive placement (the “Placement Agent”) in connection with a public offering (the “Offering”) of the Company’s securities.  Pursuant to the Agency Agreement, the Company has agreed to sell up to 2,390,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share, and 30% of a warrant to purchase a share of the Company common stock at an exercise price of $1.08 per whole share. The units will be sold at a price of $1.00 per unit. The shares of common stock and warrants will be mandatorily separable immediately upon issuance.

The Agency Agreement also provides that, to the extent that the purchase of Common Stock would otherwise result in a purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding common stock immediately following the consummation of the Offering, such purchaser will have the opportunity, in lieu of purchasing common stock, to purchase shares of the Company’s Series C convertible preferred stock (“Preferred Stock”). Each share of Preferred Stock will be sold together with 300 of the same warrants described above being sold with the common stock. For each share of Preferred Stock purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock sold in the Offering by 1,000.

Each share of Preferred Stock is convertible into 1,000 shares of our common stock (subject to adjustment as provided in the related designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

The Company has agreed to pay to the Placement Agent a placement agent fee equal to 8% of the aggregate gross proceeds to the Company from the sale of the securities in the Offering. In addition, the Company has agreed to reimburse the Placement Agent for diligence expenses and legal fees in the sum of $45,000 and the reimbursement of “blue sky” fees and expenses not to exceed $15,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The closing of the Offering is expected to occur on June 26, 2018.

Pursuant to the Agency Agreement, the Company also agreed to issue to the Placement Agent a five-year unit purchase option (the “Unit Purchase Option”) to purchase 8% of the number of units sold in this offering at an exercise price equal to $1.25 per unit (125% of the public offering price per share). The unit purchase option will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the commencement date of this offering, and ending five years from the commencement date of this offering.

The net proceeds to us from the offering, after deducting the placement agent’s fees and expenses and other estimated offering expenses payable by us are expected to be approximately $2,033,800.

Pursuant to the Agency Agreement, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Agency Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities. The Agency Agreement also contains customary representations, warranties, and conditions precedent to closing.

The securities were offered and will be sold pursuant to a prospectus supplement that will be filed with the Securities and Exchange Commission, or SEC, in connection with a takedown from our effective shelf registration statement on Form S-3 (File No. 333-225377) and the base prospectus dated as of June 14, 2018 contained in such registration statement. In connection with the offering, we also filed with the SEC a preliminary prospectus supplement and a final prospectus supplement relating to the Offering.

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The Agency Agreement, the form of the warrants and the Unit Purchase Option are filed as exhibit hereto and are incorporated into this Item 1.01 by reference. The foregoing description of the Agency Agreement, the warrants and the Unit Purchase Option are qualified in its entirety by reference to the full text of the same. The representations, warranties and covenants contained in the Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agency Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agency Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agency Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2018, John Rice’s title was changed from Interim Chief Executive Officer to Chief Executive Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s board of directors designated 1,500 authorized shares of preferred stock as Series C Convertible Preferred Stock. On June 25, 2018, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State. The Certificate of Designation creates the Preferred Stock and fixes the rights, preferences, powers, restrictions and limitations of the Preferred Stock. The Preferred Stock is being offered in the Offering as described above.

Conversion. Each share of Preferred Stock is convertible into 1,000 shares of the Company’s common stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Liquidation Preference. In the event of a liquidation of our Company, the holders of Preferred Stock would be entitled to participate on an as-converted-to-common stock basis with holders of common stock in any distribution of assets of the Company to the holders of our common stock.

Voting Rights. Shares of Preferred Stock generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Preferred Stock will be required to amend any provision of the Company’s articles of incorporation that would have a materially adverse effect on the rights of the holders of the Preferred Stock.

Dividends. Shares of Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption. The Company is not obligated to redeem or repurchase any shares of Preferred Stock and shares of Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

The text of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Item 8.01 Other Events.

On June 21, 2018 and June 22, 2018, we issued press releases announcing the Offering and the pricing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

As of June 22, 2018, the Company had outstanding 6,208,729 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sigma Labs, Inc.
June 26, 2018
	By:	/s/ John Rice
	Name:	John Rice
	Title:	Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of June 22, 2018, between Sigma Labs, Inc. and Dawson James Securities, Inc..

3.1	Certificate of Designation of Rights, Preference and Privileges of Series C Convertible Preferred Stock of Sigma Labs, Inc.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Series C Convertible Preferred Stock Certificate

4.3	Form of Unit Purchase Option.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

99.1	Press release of Sigma Labs, Inc. issued June 21, 2018

99.2	Press release of Sigma Labs, Inc. issued June 22, 2018

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